UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Name of Registrant as Specified in its Charter)
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QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
Notice of Annual Meeting of Stockholders
To Be Held on May 21, 2015

Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”) will hold an Annual Meeting of Stockholders (“Annual Meeting”) at our offices at 25242 Arctic Ocean Drive, Lake Forest, California 92630 on May 21, 2015 at 1:30 p.m. local time, or at any adjournment or postponement thereof. A Proxy Statement and Proxy Card are enclosed with this Notice of Annual Meeting of Stockholders.
We are holding this Annual Meeting for the following purposes, as more fully described in the Proxy Statement:

1.	To elect two Class II directors to our Board of Directors to serve until the 2018 annual meeting of stockholders, or until their successors are duly elected and qualified;

2.	To ratify the appointment of Haskell & White LLP as our independent auditors for our year ending December 31, 2015; and
3.To approve, in an advisory and non-binding vote, the compensation of our named executive officers.
We will also attend to any other business properly presented at the 2015 Annual Meeting and any adjournment or postponement thereof. The foregoing items of business are more fully described in the Proxy Statement that is attached to, and a part of, this notice. Each of the proposals discussed above is described more fully in the accompanying proxy materials. We encourage you to read these materials carefully.
Only stockholders of record at the close of business on March 27, 2015 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to vote as soon as possible to ensure that your shares are represented at the Annual Meeting. You may vote by Internet, telephone or mail, as fully described beginning on Page 1 of the attached Proxy Statement. You may revoke your proxy at any time. If you attend the Annual Meeting in person, you may revoke your proxy and vote in person if you wish. If your shares are held in the name of a broker, trust, bank, or other nominee, you will need to bring a proxy or letter from that broker, trust, bank or nominee that confirms that you are the beneficial owner of those shares.

April 10, 2015	By Order of the Board of Directors,
/s/ Kenneth R. Lombardo
Kenneth R. Lombardo Corporate Secretary

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2015:
The Company’s Notice of Annual Meeting of Stockholders, Proxy Statement for the Annual Meeting, and 2014 Annual Report to Stockholders are available online at https://materials.proxyvote.com.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
25242Arctic Ocean Drive
Lake Forest, California 92630

PROXY STATEMENT

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
25242 Arctic Ocean Drive
Lake Forest, California 92630
__________________________________________________________________
PROXY STATEMENT
Annual Meeting of Stockholders
To Be Held on May 21, 2015
_______________________________________________________

INFORMATION REGARDING PROXIES AND VOTING AT THE 2015 ANNUAL MEETING

General
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”) for use at the annual meeting of stockholders (“Annual Meeting”) to be held on May 21, 2015 at 1:30 p.m. local time at our offices at 25242 Arctic Ocean Drive, Lake Forest, California 92630, and at any adjournment or postponement thereof. The proposals presented in this Proxy Statement will be considered by stockholders at the Annual Meeting. This Proxy Statement and form of Proxy Card are being first made available to stockholders on or about April 10, 2015. The Company will pay the expenses of solicitation of proxies. Solicitation will be by mail. We will request banks and brokers to solicit proxies from their customers and will reimburse those banks and brokers for reasonable out-of-pocket costs for this solicitation. We may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.
As permitted by rules adopted by the Securities and Exchange Commission (the “SEC”), the Company is making this Proxy Statement and its 2014 Annual Report to Stockholders (“Annual Report”) available to stockholders electronically via the Internet. On April 10, 2015, we mailed to stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access this Proxy Statement and our Annual Report and vote over the Internet. You will not receive a printed copy of the proxy materials in the mail, unless specifically requested. Instead, the Notice of Internet Availability instructs you on how to access and review over the Internet all of the important information contained in the Proxy Statement and Annual Report. The Notice of Internet Availability also instructs you on how you may submit your proxy over the Internet. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

Record Date, Issued and Outstanding Shares
Our Board of Directors has fixed the close of business on March 27, 2015 as the record date (“Record Date”) for the Annual Meeting. Only stockholders of record as of that date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the Record Date, there were 27,878,545 shares of our common stock issued and outstanding.

Quorum Requirement
The holders of shares representing a majority of the voting power of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or represented by proxy in order for there to be a quorum. If the shares present, in person and by proxy, do not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. For purposes of determining if a quorum is present, abstentions and “broker non-votes” will be treated as shares that are present and entitled to vote at the Annual Meeting.
Voting and Proxies
The holders of common stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Whether you hold shares directly as the stockholder of record or beneficially through a brokerage firm or financial institution, you may direct how your shares are voted without attending the Annual Meeting.
Voting Procedures for Record Holders
If on the Record Date your shares were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are a stockholder of record and, accordingly, may vote in person at the Annual Meeting or, alternatively, you may vote by proxy. If you want to vote by proxy, there are three ways you may vote:
Via the Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 12-digit control number included on your Notice of Internet Availability or your Proxy Card (if you received a printed copy of the proxy materials). Votes submitted through the Internet must be received by 11:59 p.m., Eastern Time, the day preceding the Annual Meeting.
By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 12-digit control number included on your Notice of Internet Availability of Proxy Materials or your Proxy Card (if you received a printed copy of the proxy materials). Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, the day preceding the Annual Meeting.
By Mail. If you received printed proxy materials, you may submit your vote by completing, signing, and dating each Proxy Card received and returning it in the prepaid envelope. Proxy cards submitted by mail must be received no later than the day preceding the Annual Meeting.
Voting Procedures for Shares Owned in Street Name
If on the Record Date your shares were held in an account at a brokerage firm or financial institution, which is commonly referred to as your shares being held in “street name,” then you are the beneficial owner of those shares and the brokerage firm or financial institution holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you should have received a Notice of Internet Availability or voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability or voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may be voted in person at our Annual Meeting only if you request and obtain a valid proxy or letter from the brokerage firm or financial institution that holds your account that confirms you are the beneficial owner of the shares.
Revocation of Proxy
Any proxy given pursuant to this solicitation may be revoked at any time before it is voted either by (i) filing with our Corporate Secretary a written notice of revocation which must be dated later than the date of the proxy being revoked, (ii) duly executing a subsequent proxy with a later date than the previously delivered proxy and delivering it to our Corporate Secretary, or (iii) attending the Annual Meeting and voting in person. If your shares are held in “street name,” you will need to bring a proxy or letter from the broker or other nominee that holds your account that confirms that you are the beneficial owner of those shares. Any written notice of revocation or subsequent proxy should be sent to the attention of our Corporate Secretary at 25242 Arctic Ocean Drive, Lake Forest, CA 92630.
Broker Non-Votes
The NYSE has rules that govern brokers who have record ownership of listed company stock (including stock such as ours that is listed on The NASDAQ Capital Market) held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“routine matters”), but do not have the discretion to vote uninstructed shares as to certain other matters (“non-routine matters”). A “broker non-vote” occurs when a broker has not received voting instructions from a beneficial owner on a non-routine matter and therefore cannot vote such beneficial owner’s shares on the matter. Under NYSE interpretations, Proposal 1 (election of directors) and Proposal 3 (advisory vote on executive compensation) are considered non-routine matters. However, since broker non-votes are not counted in any vote requiring a plurality of votes cast (Proposal 1) or a majority of the votes present in person or represented by proxy and entitled to vote (Proposal 3), broker non-votes will have no effect on the outcome of either of these proposals. We believe that Proposal 2 (ratification of auditors) is considered a routine matter and, thus, we do not expect to receive any broker non-votes on this proposal.
Votes Required
Directors are elected by a plurality of the votes of the shares of common stock represented and voted at the Annual Meeting. If you withhold your vote for a particular nominee, then your vote will not count “FOR” such nominee. Broker non-votes will not be treated as votes cast with respect to the election of directors and, thus, will have no effect on the outcome of Proposal 1.
Approval of Proposals 2 and 3 requires the affirmative “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast and, therefore, will have the same effect as a negative vote on these proposals. Broker non-votes will have no effect on the outcome of the votes on these proposals. The advisory vote on executive compensation (Proposal 3) is non-binding on the Board of Directors.
Proxies received with no election marked will be voted in accordance with the Board of Directors’ recommendation for each proposal.
No matter currently is expected to be considered at the Annual Meeting other than the Proposals described above. If any other matters are properly brought before the Annual Meeting for action, it is intended that the persons named in the proxy and acting thereunder will vote in accordance with their discretion on such matters.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Restated Certificate of Incorporation (“Certificate of Incorporation”) gives our Board of Directors the authority to fix, from time to time, the size of our Board, provided that, the number shall not be less than four nor more than eleven. The size of our Board is currently fixed at six members. In accordance with our Certificate of Incorporation and Amended and Restated Bylaws (“Bylaws”), the terms of office of our Board of Directors are divided into three classes as nearly equal in size as possible with staggered three-year terms: Class I, whose term will expire at the 2017 Annual Meeting, Class II, whose term will expire at the Annual Meeting, and Class III, whose term will expire at the 2016 annual meeting. Our Class I directors are Paul E. Grutzner and W. Brian Olson; our Class II directors are Dr. G. Scott Samuelsen and Jonathan Lundy; and our Class III directors are Carl E. Sheffer and Timothy A. McGaw. The Company has a mandatory retirement age policy with regard to directors, which provides that a person is not eligible to serve as a director unless he or she is less than seventy-two (72) years of age on the date of election. However, the Board believes that it is important to monitor overall Board performance and suitability, and, in appropriate circumstances and upon recommendation of the Nominating and Governance Committee, grant a waiver to the policy. There is one director in Class II that will have met the mandatory retirement age at the Annual Meeting, Dr. Samuelsen. On December 10, 2014, the Nominating and Governance Committee voted to recommend waiving the mandatory retirement age policy in favor of Dr. Samuelsen’s continued service to the Board. In reaching its decision to waive the policy, the Nominating and Governance Committee considered the fact that Dr. Samuelsen is highly respected internationally as an expert in the field of fuel cell technology, is one of the most experienced directors of the Company with regard to hydrogen and other alternative fuel technologies and brings a vast range of skills and experience to the Board. Upon the recommendation of the Nominating and Governance Committee, the Board of Directors concluded that Dr. Samuelsen’s experience and skill sets advance the strategic goals of the Company and the Company would benefit from his continued service as a director, and on December 18, 2014, the Board of Directors granted Dr. Samuelsen a one-time waiver of the mandatory retirement age policy.
At each annual meeting of stockholders, the successors to the directors whose terms will then expire are elected to serve from the time of their election and qualification until the third annual meeting following their election or until their successors have been duly elected and qualified, or until their earlier resignation or removal. The classification of our Board of Directors could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of our company.
On September 15, 2013, we entered into separate Note and Warrant Purchase Agreements with the Douglas Irrevocable Descendants’ Trust, the K&M Douglas Trust and certain other accredited investors. Pursuant to the terms of these Note and Warrant Purchase Agreements, we agreed to appoint one individual requested by Kevin Douglas to our Board of Directors as long as Mr. Douglas beneficially owns at least 5% of our issued and outstanding common stock. At the request of Mr. Douglas, our Board of Directors appointed Mr. McGaw to serve as a Class III director effective October 24, 2013.
Voting Information
Although our Board of Directors anticipates that each nominee will be available to serve as a director, if any of such individuals does not accept the nomination, or is otherwise unwilling or unable to serve, our Board may take one of the following actions: recommend a substitute nominee, in which case your proxy will be voted FOR the substitute nominee, reduce the number of directors to eliminate the vacancy, or fill the vacancy at a later date in accordance with our Bylaws.
A stockholder submitting a proxy may only vote on the nominees named in this Proxy Statement for election to our Board of Directors. Directors are elected by a plurality of votes. Abstentions and broker non-votes, while included for purposes of satisfying the quorum requirement for the Annual Meeting, will have no effect on the vote. The persons designated in the enclosed proxy will vote your shares FOR each nominee unless instructions otherwise are indicated in the enclosed proxy.

Information About Directors and Nominees for Election
Below is the name and age of each nominee standing for election at the Annual Meeting and for each of our other directors, the year in which each first became a director, his principal occupation and certain other pertinent information:
Nominees for Election for a Term Continuing Until the 2018 Annual Meeting
Jonathan Lundy, age 51, was appointed to our Board of Directors on April 16, 2010 in connection with our acquisition of Schneider Power Inc. In August 2012, Mr. Lundy was appointed as our non-executive Chairman of the Board. Mr. Lundy is currently serving as Chief Transition Officer and Interim President for Atomic Energy Canada Limited ("AECL"), a full service nuclear energy company located in Canada. Prior to that, he served in various capacities for AECL since February 2012, including Senior Vice President, Chief Legal Officer and Senior Vice President, General Manager WOU. Mr. Lundy also served as AECL’s Senior Vice President, General Counsel from October 2011 to January 2012. From October 2011 to January 2012, Mr. Lundy served as Chief Restructuring Officer of ATS Automation Inc., an Ontario, Canada based company traded on the Toronto Stock Exchange. From June 2008 to August 2009, Mr. Lundy served as Chief Executive Officer of our subsidiary, Schneider Power Inc. From October 2000 to May 2007, Mr. Lundy served as General Counsel, and then President, Power and Generation, for Hydrogenics Corporation, a developer and manufacturer of fuel cell and electrolyzer technologies. Mr. Lundy has a B.A. and LLB from the University of Western Ontario. Mr. Lundy’s qualifications to serve on the Board include proven leadership skills, a thorough understanding of renewable and alternative energy markets and broad executive management experience in strategic and business development, business planning and operations. Mr. Lundy also has extensive experience in public market legal and corporate governance issues and corporate finance.
Dr. G. Scott Samuelsen, age 72, has served as one of our directors since July 2002. Since 1970, Dr. Samuelsen has been a professor at the University of California, Irvine, and is currently a Professor Emeritus and Research Professor of Mechanical, Aerospace and Environmental Engineering, and serves as the Director of each of the National Fuel Cell Research Center, the UCI Combustion Laboratory, and the UCI Advanced Power and Energy Program. He also serves as a co-Chair of the California Stationary Fuel Cell Collaborative, and is a Fellow of the American Society of Mechanical Engineers. Dr. Samuelsen received B.S., M.S. and Ph.D. degrees in Mechanical Engineering from the University of California, Berkeley. Dr. Samuelsen’s qualifications to serve on our board include his vast experience in the alternative energy market, including research, publications and teaching of energy in general, fuel cell technology, the hydrogen economy, alternative fuels, hydrogen and electric vehicles, renewable energy, distributed generation, and environmental quality, in particular. Dr. Samuelsen is the Director of a major energy research center with over sixty staff, students and contributing faculty, and is responsible in such role for the technical, business and agency relations, and fiscal viability of the program.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES PRESENTED IN THIS PROPOSAL 1.
Directors Whose Terms Continue Until the 2016 Annual Meeting
Carl E. Sheffer, age 69, has served as one of our directors since March 2005. Mr. Sheffer is President of Sheffer Enterprises, LLC, a consulting organization focused on the automotive industry, and has over 40 years of experience in the automotive industry. Prior to forming Sheffer Enterprises, Mr. Sheffer was Vice President, OEM Relations, for the Specialty Equipment Market Association (“SEMA”). During his time with SEMA, Mr. Sheffer was responsible for all of the association’s interactions with the original equipment manufacturers (OEMs), including trade show participation, technology transfer programs, new vehicle measuring sessions and various dealer relations initiatives. Mr. Sheffer received a B.S. in business administration from Central Michigan University and a Master’s degree from Oakland University. Mr. Sheffer’s qualifications to serve on our board include his experience in and knowledge of the automotive industry.
Timothy A. McGaw, age 58, joined our Board of Directors on October 24, 2013. Since 1991, Mr. McGaw has served in various capacities for Douglas Telecommunications, Inc., a private management company located in Larkspur, California.

Mr. McGaw received a Master of Science in Taxation from Golden Gate University, as well as an undergraduate accounting degree from Humboldt State University. Mr. McGaw also serves on the board of directors for SilverWillow Energy Corporation, an oil and sands development company located in Calgary, Canada, and traded on the TSX Venture Exchange. Mr. McGaw was appointed at the request of Kevin Douglas pursuant to the terms of the Note and Warrant Purchase Agreement.
Directors Whose Terms Continue Until the 2017 Annual Meeting
Paul E. Grutzner, age 49, has served as one of our directors since July 2005. Mr. Grutzner founded ClearPoint Financial, LLC, an independent pension consulting firm, in 2002, and currently serves as its Managing Partner. Prior to founding ClearPoint Financial, LLC, Mr. Grutzner held positions consulting on retirement plans with RBC Dain Rauscher and CIBC Oppenheimer. He received a B.S. in Agricultural Economics and Sociology from the University of Wisconsin, Madison. Mr. Grutzner has over 20 years of experience in the financial industry and his extensive executive management, business development and strategic planning skills and experience form the basis for the Board's conclusion that Mr. Grutzner should serve on the Board.
W. Brian Olson, age 51, has served as our President and Chief Executive Officer since May 2012, and was appointed to our Board of Directors on December 17, 2012. Prior to his appointment as our President and Chief Executive Officer, Mr. Olson had served as our Chief Financial Officer and Treasurer since August 2002. Mr. Olson holds a B.S. degree in business and operations management from Western Illinois University and received his M.B.A. in finance and economic policy from the University of Southern California. Mr. Olson is a Certified Financial Manager and a Certified Management Accountant. Mr. Olson brings to the Board a thorough understanding of the Company’s business and business plan, vast knowledge of the industries within which the Company operates, extensive executive management and corporate governance experience and long-standing relationships with investment bankers and our stockholders.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Our Audit Committee has appointed Haskell & White LLP as our independent auditors for the fiscal year ending December 31, 2015. Haskell & White LLP has served as our independent auditors since September 2, 2011. Although not required to be voted upon by the stockholders, our Audit Committee and Board of Directors deem it appropriate for the approval to be submitted for ratification by the stockholders. The persons named in the accompanying proxy will vote the common stock represented by the proxy FOR the ratification of the approval of Haskell & White LLP, unless a contrary choice has been specified in the proxy. If the stockholders do not ratify the approval of Haskell & White LLP by a majority vote, the approval of independent auditors will be reconsidered by our Audit Committee, although the Audit Committee would not be required to approve different independent auditors. A representative of Haskell & White LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. Such representative is expected to be available to respond to appropriate questions.
In concluding that Haskell & White LLP should be appointed as our independent auditor, the Audit Committee considered whether Haskell & White LLP’s provision of any professional services other than its audit of our annual financial statements and reviews of quarterly financial statements is compatible with maintaining such auditor’s independence.
Principal Accountant Fees and Services
We incurred the following fees related to professional services provided by Haskell & White LLP in connection with our fiscal years ended December 31, 2014 and December 31, 2013:
Audit Fees
The aggregate fees billed by Haskell & White LLP for professional services rendered for the audit of year-end financial statements for the periods ended December 31, 2014 and December 31, 2013, the audit of the effectiveness of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 as of December 31, 2014, and for the review of the financial statements included in our Quarterly Reports on Form 10-Q for the years ended December 31, 2014 and December 31, 2013, were $430,500 and $464,000, respectively.
Audit-Related Fees
The aggregate fees billed by Haskell & White LLP for professional services rendered during the years ended December 31, 2014 and December 31, 2013, other than services described above under “Audit Fees,” were $80,870 and $106,572, respectively. These fees related to services provided in connection with capital raising transactions and our filing of registration statements.
Tax Fees
For the years ended December 31, 2014 and December 31, 2013, fees paid to Haskell & White LLP for federal, state and local tax compliance, general tax advice, and tax planning were $45,700 and $60,571, respectively.
All Other Fees
Haskell & White LLP did not provide any other professional services in the years ended December 31, 2014 or December 31, 2013.

Pre-Approval of Services by Auditors
The Audit Committee of our Board of Directors has adopted a policy requiring that all services provided to us by our independent auditors be pre-approved by the Audit Committee. The policy pre-approves specific types of services that our independent auditors may provide us if the types of services do not exceed specified cost limits. Any type of service that is not clearly described in the policy, as well as any type of described service that would exceed the pre-approved cost limit set forth in the policy, must be explicitly approved by the Audit Committee prior to any engagement with respect to that type of service. The Audit Committee will review the pre-approval policy and establish fee limits annually, and may revise the list of pre-approved services from time to time.
Additionally, the Audit Committee delegated to its Chairman the authority to explicitly pre-approve engagements with our independent auditors, provided that any pre-approval decisions must be reported to the Audit Committee at its next scheduled meeting. If explicit pre-approval is required for any service, our Chief Financial Officer and our independent auditors must submit a joint request to the Audit Committee or its Chairman describing in detail the specific services proposed and the anticipated costs of those services, as well as a statement as to whether and why, in their view, providing those services will be consistent with the SEC’s rules regarding auditor independence.
For the periods ended December 31, 2014 and December 31, 2013, none of the aggregate fees were approved by the Audit Committee pursuant to the de minimis exception provided by Section (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.
Required Vote
The affirmative vote of the holders of shares representing a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required to approve this Proposal 2. Abstentions will be counted toward the tabulation of votes cast and, therefore, will have the same effect as a negative vote. Broker non-votes will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL 2.

PROPOSAL 3
ADVISORY AND NON-BINDING VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As required by SEC rules, we are asking you to cast an advisory vote on the compensation of the named executive officers as disclosed in this Proxy Statement. This proposal, commonly known as the “say-on-pay” proposal, provides our stockholders the opportunity to express their views on the Company’s executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation approach for executive compensation and the Board’s policies and practices described herein. The say-on-pay vote is advisory, and therefore not binding on the Company. However, the Board of Directors and our Compensation Committee value the opinions of the stockholders and will consider the outcome of this vote when making future compensation decisions for named executive officers.
At our 2011 annual meeting of stockholders held on October 27, 2011 for the fiscal year ended April 30, 2011, we held our first advisory, non-binding stockholder vote on the frequency of the say-on-pay proposal. At the 2011 annual meeting, a majority of the votes cast were in favor of a frequency of every one year. As such, we are presenting a say-on-pay vote every year. The next advisory stockholder say-on-pay vote will occur in 2016.
As described in the “Executive Compensation” beginning on page 15 of this Proxy Statement, the objective of the Company’s executive compensation program is to create long-term value for the Company’s stockholders by offering a compensation package to the Company’s named executive officers that is designed to (i) attract talented individuals with the appropriate skill sets and experience in the renewable energy and clean technology sectors, (ii) incentivize and motivate those individuals to apply their skill sets in furtherance of the Company’s strategic plan, (iii) reward those individuals for their contributions in executing on the Company strategic plan, and (iv) retain those individuals to lead the Company’s future development, growth and success. The Compensation Committee continually reviews the compensation program for the Company’s named executive officers to ensure it achieves the desired goals of the compensation program.
Accordingly, the Board asks the stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the named executive officers, as set forth in the Company’s Proxy Statement for the Annual Meeting of Stockholders under the heading “Executive Compensation,” including the compensation tables and narrative discussion.”
Required Vote
The affirmative vote of the holders of shares representing a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required to approve this Proposal 3. Abstentions will be counted toward the tabulation of votes cast and, therefore, will have the same effect as a negative vote. Broker non-votes will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 3.

CORPORATE GOVERNANCE
Meetings of the Board of Directors
During the year ended December 31, 2014, there were a total of 8 meetings of the Board of Directors. All directors attended, either in person or by telephone, at least 75% of all of the meetings of the Board and the committees of the Board on which he served during his tenure.
Board Independence
NASDAQ listing standards require that a majority of the members of a listed company’s board of directors qualify as “independent,” as defined under NASDAQ Listing Rules and as affirmatively determined by the board of directors. After review of all the relevant transactions or relationships between each director (and his family members) and the Company, senior management, and our independent auditors, our Board of Directors has affirmatively determined that at all times during the year ended December 31, 2014, a majority of our directors were independent directors within the meaning of applicable NASDAQ rules. At all times since January 1, 2014, Messrs. Lundy, Grutzner, Samuelsen, Sheffer and McGaw have been independent. Brian Runkel, who previously served as a member of our Board and a member of our Compensation Committee and Nominating and Governance Committee, and whose term expired on May 15, 2014, was also independent at all times since January 1, 2014 through the expiration of his term on May 15, 2014.
Policy on Meetings of Independent Directors
The Board of Directors has adopted a policy that its independent members shall meet separately on a regular basis in executive session without the presence of its non-independent members or members of management.
Board Leadership Structure and Risk Oversight
Our Chief Executive Officer and Chairman of the Board positions have been separated since our inception in 2002. We believe this structure is most appropriate for us as it allows our Chief Executive Officer to focus on the day-to-day direction of the Company in furtherance of the long-term strategy established by our Board of Directors, while our Chairman of the Board is able to provide strategic guidance to our Chief Executive Officer and set the agenda for and preside over our Board meetings. Although we do not have a formal policy in place regarding who presides over in camera sessions, Mr. Lundy has performed that function since his appointment in August 2012 as non-executive Chairman of the Board. Our “non-employee” directors conduct in camera sessions at each regularly scheduled quarterly meeting as well as at most special meetings.
Our Board of Directors is responsible for the oversight of risks facing the Company. To that end, the Board of Directors receives regular updates from management, the Chairman of the Board and the Chairman of each of our committees. The Board of Directors evaluates risks separately and collectively, including oversight of (i) the financial condition of the Company, (ii) business and market risks facing the Company, (iii) the Company’s short and long-term strategy, (iv) the overall industry, (v) corporate safety and security, (vi) pending or threatened material legal matters, (vii) new developments in regulatory matters, (viii) succession planning, and (ix) corporate governance matters.
While our Board of Directors has the ultimate oversight responsibility for our risk management process, various committees of our Board of Directors also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and the assessments of risks reflected in audit reports. Legal and regulatory compliance risks are also reviewed by our Audit Committee. Risks related to our compensation programs are reviewed by the Compensation Committee. Risks related to succession planning and other corporate governance matters are reviewed by the Nominating and Governance Committee. Our Board of Directors a regularly advised by its committees of significant risks and planned actions to address those risks.

Stockholder Communications with Directors
We have established a process by which stockholders can communicate with our Board of Directors. Stockholders may communicate with the Board of Directors, or an individual member of the Board of Directors, by sending their communications to the Board of Directors to the following address:

Board of Directors of Quantum Fuel Systems Technologies Worldwide, Inc.
c/o Corporate Secretary
25242 Arctic Ocean Drive
Lake Forest, CA 92630
Communications received from stockholders are forwarded directly to the Board of Directors, or to any individual member or members, as appropriate, depending on the facts and circumstances outlined in the communication. The Board of Directors has authorized our Corporate Secretary, in his or her discretion, to exclude communications that are patently unrelated to the duties and responsibilities of the Board of Directors, such as spam, junk mail and mass mailings. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out by the Corporate Secretary pursuant to the policy will be made available to any non-management director upon request.
Board Member Attendance at the Annual Meeting
The Board of Directors’ policy with regard to Board members’ attendance at the annual meetings of stockholders is that attendance is not mandatory but members are encouraged to attend, either in person, by telephone or by other similar means of live communication (including video conference or webcast). All Board members on the date of our 2014 annual meeting attended the 2014 annual meeting.
Committees of the Board of Directors
Audit Committee. We have a separately-designated standing audit committee of the Board of Directors established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of our Audit Committee during the year ended December 31, 2014, and currently are: Messrs. Grutzner (Chair), Lundy and Samuelsen, each of whom is “independent” under applicable NASDAQ rules. During the year ended December 31, 2014, there were 4 meetings of the Audit Committee. The Audit Committee reviews our accounting and auditing procedures, reviews our audit and examination results and procedures and consults with our management and our independent auditors prior to the presentation of our financial statements to stockholders. The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent auditors and reviews the independence of the independent auditors as a factor in making these determinations. The Audit Committee meets alone with our independent auditors and with management in separate executive sessions and grants our independent auditors free access to the Audit Committee at any time.
The Board of Directors has determined that at all times since January 1, 2014, each current member of the Audit Committee (i) has met the criteria for independence set forth in applicable SEC rules and regulations, including Rule 10A-3(b) under the Exchange Act, (ii) has been an “independent” director as defined in applicable NASDAQ rules, including Rule 5605(a)(2) thereof, (iii) has not participated in the preparation of our financial statements at any time during the past three years, and (iv) has been able to read and understand fundamental financial statements. The Board of Directors has determined that Mr. Grutzner has the requisite financial sophistication required under Rule 5605(c)(2) of the NASDAQ rules and has the requisite attributes of an “audit committee financial expert” in accordance with Item 407(d)(5) of Regulation S-K.
The Board of Directors has adopted a formal Audit Committee Charter, which is available on our website at www.qtww.com under “About Quantum - Corporate Governance-Corporate Governance Charter.”
Compensation Committee. The current members of our Compensation Committee are Messrs. Samuelsen (Chair), Grutzner and Sheffer, each of whom is “independent” under applicable NASDAQ rules. Mr. Runkel was also a member of our

Compensation Committee during the period January 1, 2014 through the expiration of his term on May 15, 2014, and was also independent at all times during his term of service. During the year ended December 31, 2014, there were 14 meetings of the Compensation Committee. The Compensation Committee reviews and makes recommendations to our Board of Directors concerning salaries and incentive compensation for our executive officers, identifies performance measures for our executive officers, oversees the administration of our employee benefit plans, serves as the administrator of our stock incentive plan and approves new executive benefit plans. The Compensation Committee may form and delegate authority to subcommittees when appropriate.
For more discussion of the duties and responsibilities of our Compensation Committee and the role of compensation consultants in determining or recommending the amount or form of executive compensation during the year ended December 31, 2014, see “Executive Compensation” in this Proxy Statement.
The Board of Directors has adopted a formal Compensation Committee Charter, which is available on our website at www.qtww.com under “About Quantum - Corporate Governance-Corporate Governance Charter.”
Nominating and Governance Committee. The members of our Nominating and Governance Committee are Messrs. Sheffer (Chair) and Lundy, each of whom is “independent” under applicable NASDAQ rules. Mr. Runkel was also a member of our Nominating and Governance Committee during the period January 1, 2014 through the expiration of his term on May 15, 2014, and was also independent at all times during his term of service. During the year ended December 31, 2014, there were 4 meetings of the Nominating and Governance Committee. The Nominating and Governance Committee is responsible for identifying and recommending qualified individuals to become members of our Board of Directors, determining the composition of the Board of Directors and its committees, reviewing Board of Directors’ compensation and benefits, reviewing our compliance with the applicable NASDAQ corporate governance listing standards, evaluating compliance with our code of ethics, and implementing processes for effective communication with our stockholders, including reviewing stockholder proposals properly submitted to us.
The policy of the Nominating and Governance Committee is to consider properly submitted stockholder recommendations for candidates for membership on our Board of Directors. In evaluating such recommendations, the Nominating and Governance Committee will address membership criteria set forth below under “Director Qualifications.” Any stockholder recommendations proposed for consideration should include the candidate’s name and qualifications for membership on the Board of Directors and should be addressed to:

Board of Directors of
Quantum Fuel Systems Technologies Worldwide, Inc.
c/o Corporate Secretary
25242 Arctic Ocean Drive
Lake Forest, CA 92630
In addition, our Bylaws permit stockholders to directly nominate directors at an annual stockholder meeting. For information about directly nominating a director candidate for consideration at an annual stockholder meeting, see “Proposals of Stockholders” on page 31 of this Proxy Statement.
The Board of Directors has adopted a formal Nominating and Governance Committee Charter, which is available on our website at www.qtww.com under “About Quantum - Corporate Governance-Corporate Governance Charter.”
Identifying and Evaluating Nominees for Directors
The Nominating and Governance Committee is responsible for monitoring the size and composition of our Board of Directors and for considering and making recommendations to the Board of Directors with respect to nominations or elections of directors. The Nominating and Governance Committee will consider candidates proposed by our management or by our stockholders, but is not limited to such candidates. All candidates are evaluated in connection with the criteria set forth below in “Director Qualifications.” Candidates who meet the criteria are interviewed. Based on the interview, the Nominating and Governance Committee recommends candidates to the Board of Directors who meet the criteria for nomination or appointment consideration. Stockholders who wish to submit a recommendation for a candidate must do so in writing. See “Nominating and Governance Committee” under “Committees of the Board of Directors” above. For information about directly nominating a director candidate for consideration at an annual stockholder meeting, see “Proposals of Stockholders” on page 31 of this Proxy Statement for more information.
Director Qualifications
The charter of the Nominating and Governance Committee provides that director nominees be evaluated on factors that the Nominating and Governance Committee considers appropriate, which may include, among other criteria: personal and professional integrity, demonstrated exceptional ability and judgment, broad experience in business, finance or administration, familiarity with our industry, ability to serve the long-term interests of our stockholders, and sufficient time available to devote to our affairs. The Nominating and Governance Committee must also take into account, as applicable, the satisfaction of any independence requirements or other director qualification standards imposed by applicable laws, regulations or listing rules of the NASDAQ Stock Market (or other applicable regulatory agency).
The Company has a mandatory age limit policy that provides that a director nominee cannot be over the age of 72 and an incumbent director that attains the age of 72 during his or her term cannot be re-nominated following expiration of such term. Our Board of Directors has the discretion to grant a waiver to this policy if it determines such a waiver is in the best interest of the Company and its stockholders.
Although we do not have a formal diversity policy, we believe that it is important that our directors have diverse backgrounds, qualifications and skill sets. Our Nominating and Governance Committee is responsible for ensuring that diversity considerations are considered and discussed in connection with each potential nominee, as well as the Board as a whole. We believe that each of our directors brings a strong and unique background and set of skills to our Board of Directors, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance and board service, executive management, private equity, finance, renewable energy, manufacturing, marketing, environmental, legal, and automotive.
Code of Conduct
We have adopted a Code of Business Conduct and Ethics that applies to each of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics is posted on our website at www.qtww.com under “About Quantum-Corporate Governance-Code of Ethics.” In addition, we will provide to any person a copy of our Code of Business Conduct and Ethics upon written request to:

Quantum Fuel Systems Technologies Worldwide, Inc.
Attn: Corporate Secretary
25242 Arctic Ocean Drive
Lake Forest, CA 92630

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
Our executive officers as of December 31, 2014, and their respective ages, positions and years of service with the Company were as follows:

Name	Age	Position	Year of Service
W. Brian Olson	51	President; Chief Executive Officer; Director	12
Bradley J. Timon	51	Chief Financial Officer; Treasurer	10
Mark Arold	50	Vice President of Operations	12
David M. Mazaika	51	Executive Director of Strategic Development	6
Kenneth R. Lombardo	49	Vice President - Legal, General Counsel and Corporate Secretary	9
W. Brian Olson has served as our President and Chief Executive Officer since May 2012, and was appointed to our Board of Directors on December 17, 2012. Prior to his appointment as our President and Chief Executive Officer, Mr. Olson had served as our Chief Financial Officer and Treasurer since August 2002. Mr. Olson holds a B.S. degree in business and operations management from Western Illinois University and received an M.B.A. degree in finance and economic policy from the University of Southern California. Mr. Olson is a Certified Financial Manager and a Certified Management Accountant.
Bradley J. Timon has served as our Chief Financial Officer and Treasurer since May 10, 2012. Prior to May 10, 2012, Mr. Timon served as our Corporate Controller and Chief Accounting Officer since April 2004. Mr. Timon has a Bachelor of Arts degree in accounting from California State University, Fullerton and is a Certified Public Accountant (inactive status).
Mark Arold was appointed to serve as Vice President of Operations on October 30, 2014. Prior to this appointment, Mr. Arold had served as Vice President of the Company's Drive Systems business unit since June 27, 2012. Mr. Arold has been with the Company since 2002 and had served as the Company's Director of Drive Systems Engineering since 2006. Mr. Arold received a Bachelor of Science in Mechanical Engineering degree and a Master of Science in Mechanical Engineering degree from Pennsylvania State University.
David M. Mazaika has served as our Executive Director of Strategic Development since June 27, 2012. Prior to June 27, 2012, Mr. Mazaika served as our Chief Operating Officer from December 2008. Prior to joining us, Mr. Mazaika served as Chairman and CEO for ISE Corporation, a company which he co-founded in 1994. Mr. Mazaika holds a Bachelor of Science in Electrical Engineering from Cornell University.
Kenneth R. Lombardo has served as our General Counsel since May 2005 and became Corporate Secretary in September 2005. Mr. Lombardo received his law degree from Wayne State University Law School and a Bachelor of Science degree in Business Administration, with a major in Accounting, from Central Michigan University. Mr. Lombardo is also a certified public accountant (Fellow - Not Licensed status).

EXECUTIVE COMPENSATION
Overview
The objective and philosophy of the Company’s executive compensation program is to create long-term value for the Company’s stockholders by offering a compensation package to the Company’s named executive officers that is designed to (i) attract talented individuals with experience in the automotive and alternative fuel and clean technology sectors, (ii) incentivize and motivate those individuals to apply their skill sets in furtherance of the Company’s strategic plan, (iii) reward those individuals for effectively executing on the Company’s strategic plan, and (iv) retain those individuals to lead the Company’s future development, growth and success.
The Compensation Committee reviews and makes recommendations to our Board of Directors concerning salaries and incentive compensation for our executive officers, identifies performance measures for our executive officers, oversees the administration of our employee benefit plans and approves new plans. For the year ended December 31, 2014, our “named executive officers” were W. Brian Olson, our President and Chief Executive Officer, Bradley Timon, our Chief Financial Officer, and Mark Arold, our Vice President of Operations.
The Compensation Committee uses total direct compensation as the primary measure of compensation for the Company’s named executive officers. The principal elements of total direct compensation are: (i) annual base salary, (ii) annual cash incentive bonus, and (iii) long-term compensation consisting of grants of stock options and restricted stock, as well as certain limited perquisites. We design our executive compensation package to provide a competitive compensation and benefits package that reflects our and the individual’s performance on both a short-term and long-term basis, job complexity and the strategic value of the position.
Stockholder Advisory Vote on Executive Compensation
At the 2014 annual meeting of stockholders held on May 15, 2014, approximately 96.85% of the votes cast by our stockholders approved the overall compensation of the Company’s named executive officers for the year ended December 31, 2013. The Compensation Committee considered the support received at the 2014 annual meeting of stockholders and determined not to make any changes to our executive compensation program. The Company is currently presenting a “say-on-pay” proposal annually. This year’s “say-on-pay” proposal is Proposal 3 in this Proxy Statement.
Role of Compensation Committee in Compensation Decisions
Our Compensation Committee makes compensation decisions for all of our named executive officers. The Compensation Committee may form and delegate authority to subcommittees when appropriate and, as it deems appropriate, the Compensation Committee may seek input from other members of the Board. On an annual basis, the Compensation Committee performs a review of the compensation package for each of the named executive officers and, subject to any contractual restrictions or limitations, makes any adjustments or modifications that it deems reasonable and necessary in light of the Company’s compensation philosophy and objectives. In performing its review, the Compensation Committee first receives a proposal from the Chief Executive Officer which sets forth the Chief Executive Officer’s recommendations for the other named executive officers regarding (i) salary increases, if any, and (ii) the number of equity incentive awards, if any. The Compensation Committee then considers such recommendations along with bonuses under the Executive Cash Bonus Plan and various other objective and subjective factors, such as the named executive officer’s individual performance and contributions during the year, the Company’s financial and stock performance, the results of any reports or studies prepared by a compensation consultant and the desire or need to ensure that the named executive officer remains in the Company’s employ. The compensation package for the Chief Executive Officer is determined solely by the Compensation Committee.

Use of Comparative Data
The Compensation Committee may, from time to time, consider market data including internet-based compensation information and resources, and, as needed, the advice of one or more compensation consultants in order to ensure that the compensation paid to the named executed officers remains competitive. During the year ended December 31, 2014, the Compensation Committee directly engaged Semler Brossy Consulting Group, LLC (“Semler Brossy”) to assist the Compensation Committee with (i) the development of a peer group, (ii) a competitive assessment of compensation paid to the Company’s named executive officers relative to a peer group, and (iii) a competitive assessment of the Company’s Board of Director compensation. In accordance with applicable SEC and NASDAQ rules, the Compensation Committee reviewed the independence of Semler Brossy and concluded that Semler Brossy was an independent advisor with the meaning of application SEC and NASDAQ rules, and that the work performed by Semler Brossy did not raise any conflict of interest.
For 2014, the peer group (the “Peer Group”) consisted of the following fifteen companies:

Plug Power, Inc	Environmental Solutions, Inc.
Capstone Turbine Corp.	SIFCO Industries, Inc.
Graham Corp.	Natural Gas Services Group, Inc.
Active Power, Inc.	Energy Recovery, Inc.
Solazyme, Inc.	Sevcon, Inc.
TechPrecision Corp.	CPS Technologies Corp.
Taylor Devices, Inc.	UQM Technologies, Inc.
Altair Nanotechnologies, Inc.
The Compensation Committee considered the following criteria in determining the members of the Peer Group: (i) same or similar industry, (ii) publicly traded, (iii) relatively similar annual revenues (roughly 0.2x to 4.1x), and (iv) a reasonable mix of consistently profitable (4 companies), recently profitable (3 companies) and not yet profitable companies (8 companies).
The Compensation Committee used the Semler Brossy competitive assessment as a “market check” to ensure, in its subjective judgment, that the compensation paid to our named executive officers remains competitive. While the Compensation Committee does not target any individual pay component to fall within a specific range or percentile of the Peer Group it does target total direct compensation to be within a range of 15% of the median of the Peer Group. While the competitive pay information is important to the Compensation Committee’s approval process, it is just one of several factors considered by the Compensation Committee in approving executive compensation and the Compensation Committee has discretion in determining the nature and extent of its use.

Components of Executive Compensation
Base Salary
The base salaries of the executive officers are determined on the basis of each individual’s responsibilities, qualifications, experience and contributions to the Company during the preceding year, as well as the salary practices of the peer group and other companies with which the Company competes for executive talent. The primary purpose of the base pay is to initially attract and then retain our named executive officers by providing them with a competitive fixed level of compensation.
The Compensation Committee reviews the base salaries of the Company’s executive officers at least annually in accordance with the criteria set forth above. The weight that the Committee places on different factors may vary from individual to individual, and necessarily involves both objective (e.g., new contracts awarded during the fiscal year) and subjective (e.g., successful external relationships established) measurements of individual performance.
Based on the market assessment prepared by Semler Brossy as well as other objective and subjective factors considered, the Compensation Committee determined that the base pay for all of our named executive officers for 2014 should remain the same as the base pay received in 2013.
Cash Bonus
On July 15, 2013, our Board of Directors implemented the Company’s Executive Cash Bonus Plan (the “Cash Bonus Plan”). Eligible participants include our named executive officers and certain other members of our senior management team designated from time to time by our Chief Executive Officer and approved by the Compensation Committee in its capacity as Administrator of the Cash Bonus Plan. Pursuant to the terms of the Cash Bonus Plan, the participants are eligible to receive an annual cash bonus equal in amount to a percentage of such participant’s base salary. The purpose of our Cash Bonus Plan is to incentivize eligible participants to perform at a high level by providing them with an annual cash bonus award if the Company’s achieves certain financial and operating performance objectives.
Pursuant to the terms of the Cash Bonus Plan, at the beginning of each fiscal year, the Compensation Committee is responsible for establishing (i) the award limit (“Award Limit”) for each participant which is based on a percentage of such participant’s base salary (not to exceed 100%), (ii) the performance objectives applicable to the current year, and (iii) the relative weight of each performance objective. The performance objectives generally reflect short term financial and operational goals and objectives of the Company. Each performance objective is assigned a “Threshold,” “Target,” and “Maximum” achievement level. If the Threshold achievement level is obtained, then the weighting for that performance objective is scored at 50% of the assigned weight. If the Target achievement level is obtained, then the weighting for that performance objective is scored at 100% of the assigned weight. And, if the Maximum achievement level is obtained, then the weighting for that performance objective is scored at 150% of the assigned weight; provided, however, the aggregate total for all performance objectives (even if the Maximum level is achieved) cannot exceed 100%. In establishing the Award Limit, performance targets and relative weight of the performance targets, the Compensation Committee considers recommendations made by the Company’s Chief Executive Officer along with other factors that the Compensation Committee determines to be key metrics for the Company’s success in executing on its business plan and corporate strategy. The Compensation Committee has the discretion to increase or decrease the amount of a participant’s cash award by up to 20%; provided, however, the cash award cannot be increased above the Award Limit applicable to such executive. The Board of Directors of the Company has the right to amend, terminate or suspend the Cash Bonus Plan at any time.
Following the end of each fiscal year, the Compensation Committee reviews the Company's performance relative to each performance objective, determines the level at which each objective was achieved, and then calculates an overall achievement percentage. The overall achievement percentage (which is capped at 100%) is then multiplied by the Award Limit dollar amount to determine the amount of the cash bonus earned for the fiscal year.

For 2014, the Award Limit for our named executive officers was as follows:

Named Executive Officer	Award Limit (as a percentage of base salary)
W. Brian Olson	100%
Bradley Timon	50%
Mark Arold	40%
For 2014, the Compensation Committee selected ten performance objectives, four of which were financial in nature and accounted for 55% of the total weight, and six of which were operational in nature and accounted for 45% of the total weight. In selecting these criteria, the Compensation Committee sought performance objectives that provide a balanced measurement of performance across a variety of key performance indicators, are not easily achieved, promoted the Company’s short-term and long-term strategic plan and did not promote excessive risk taking. To further mitigate the risk of excessive risk-taking, no performance objective was assigned a weight greater than 15%.
The performance objectives selected for 2014 related to:

•	Achieving positive operating income on a quarterly and annual basis;

•	Reaching planned revenues of $64.8 million for the full fiscal year;

•	Having an average stock price for the year of at least $9.00 per share;

•	Development of strategic partnerships with or equity investments from CNG industry participants;

•	Completing the expansion of the tank production facility to 20,000 units annually;

•	Reduction in CNG tank build cost;

•	Workplace safety and quality control; and

•	Implementation of enhanced software and IT infrastructure to support efficiencies in engineering and production.
Based on the achievement score for each of the performance targets, the Compensation Committee determined that for 2014 the Company achieved an overall score of 40%. The Compensation Committee did not elect to exercise its discretion to increase or decrease the amount of the award. Accordingly, the amount of the cash award earned by our named executive officers for the year ended December 31, 2014 was as follows:

Named Executive Officer	Award Limit (in $)	% Achieved	Cash Bonus Earned for 2014
W. Brian Olson	$400,000	40%	$160,000
Bradley Timon	$125,000	40%	$50,000
Mark Arold	$94,000	40%	$37,600
The cash bonus earned for 2014 is reported in the Nonequity Incentive Plan Compensation column of the Summary Compensation Table for 2014 on page 22 of this Proxy Statement.
Equity Awards
The Compensation Committee believes that an important component of the compensation paid to the Company’s named executive officers should be derived from equity-based compensation. This compensation takes the form of stock option awards and restricted stock awards granted under the Company’s 2011 Stock Incentive Plan that was approved by the Company’s stockholders in October 2011. The Compensation Committee believes that stock appreciation and stock ownership in the Company are valuable incentives to executives, that the granting of equity-based awards serves to align their interests with the long-term interests of the stockholders as a whole, and that it encourages executives to manage the Company in its best long-term interests without unreasonable risk-taking. In determining the value of long-term incentive stock awards to be granted to the named executive officers, the Compensation Committee considers the amount of base salary and annual cash bonus earned by such named executive officer during the year together with the targeted level of total direct compensation for such named executive officer.
Stock option and restricted stock awards are made on an annual basis in connection with the Compensation Committee’s annual review of the named executive officer’s compensation package. These annual stock awards are generally granted on or around the date of the Company’s annual meeting of stockholders. In making its determination as to whether to grant an equity award, the Compensation Committee reviews the recommendation made by the Chief Executive Officer (for each of the other named executive officers), the Peer Group assessment, objective and subjective performance factors, and the named executive officer’s stock option grant history. However, the Compensation Committee does not give quantitative weight to any particular performance measure. The Committee believes that a balanced approved to the mix of long-term incentives is appropriate. Stock options are aligned with shareholders and only provide value to our executives when our stock price increases. Time-based restricted stock awards provide a baseline of value in the program and creates a retention incentive for our executives.
The Compensation Committee’s policy is to price stock options at the closing price on the date of grant. The 2011 Stock Incentive Plan expressly prohibits re-pricing of outstanding options unless approved by our stockholders. The Compensation Committee’s policy is also to require the option and stock awards to vest ratably over a period of time, typically four years for stock options and three years for restricted stock awards.
On May 29, 2014, the following stock awards were made to our named executive officers:

Named Executive Officer	Stock Options	Shares of Restricted Stock
W. Brian Olson	32,300	40,400
Bradley Timon	20,200	30,700
Mark Arold	20,200	30,700
The value of the stock awards granted in 2014 was higher than in recent years. Based on the Peer Group assessment, the Compensation Committee determined that the value of long-term incentive awards in recent years was significantly below the 50th percentile of the Peer Group. To make the long-term incentive compensation component more competitive, the Compensation Committee concluded that it was reasonable and appropriate to increase the amount of long-term incentive compensation paid to the Company’s executive officers. The stock options granted to our named executive officers vest ratably over a four year period and the restricted stock vests ratably over a three year period.
Officer Benefits
The named executive officers receive a range of other benefits, including, but not limited to, participation in a 401(k) savings plan with a Company match component, health and dental coverage, Company-paid term life insurance, and standard and supplemental long-term disability coverage. The Company’s focus with respect to benefits for each named executive officer is to provide or offer the individual adequate financial protection (i) against “catastrophes” that will interrupt his or her income (e.g. the executive’s death or disability, or the illness or injury of the executive or his or her spouse or dependent children), and (ii) for the individual to afford to be able to retire; that is, to be able to stop working, after a career in the workforce, without suffering a significant decline in his or her standard of living. The Company expects the individual to share in the costs of providing certain of these protections, and intends that the individual’s wealth accumulation from participating in the Company’s stock plans will be a significant source of retirement income.
The Company also provides Messrs. Olson, Timon and Arold with severance benefits in the event of an involuntary termination of employment. A description of those severance benefits is described under the heading “Employment Arrangements for Named Executive Officers” below.

Perquisites
The Company provides its named executive officers with a limited range of perquisites on a case-by-case basis that it believes is reasonable, competitive and business-justified. These perquisites may include, but are not limited to, a monthly car allowance and term life insurance.

Employment Arrangements for Named Executive Officers
The terms of Mr. Olson’s employment are governed by an employment agreement dated June 24, 2013. Mr. Olson’s employment agreement provides for an initial term of three years, which term automatically renews for successive one year terms unless we or Mr. Olson provide the other with at least 180 days prior written notice of nonrenewal. The agreement also provides for him to receive an annual base salary of $400,000, subject to annual review, and the following benefits: (i) the same fringe benefits that are generally made available to the Company’s executive officers, (ii) term life insurance of at least $1,000,000, (iii) supplemental long-term disability coverage, (iv) four weeks’ paid vacation per year, (v) a car allowance of $1,000 per month, and (vi) participation in each incentive compensation plan adopted by the Company. The agreement further provides for severance benefits upon Mr. Olson’s termination of employment by the Company without Cause (as defined in the agreement) or by Mr. Olson for Good Reason (as defined in the agreement). The severance benefits include: (i) salary continuation for a period of twelve months; provided, however, if the termination occurs within twelve months following a Change in Control (as defined in the Agreement), then the salary continuation period is twenty-four months, and (ii) continuation of Standard Benefits (as defined in the agreement) during the salary continuation period.
The terms of Mr. Timon’s employment are governed by an employment agreement dated June 24, 2013. Mr. Timon’s employment agreement provides for an initial term of three years, which term automatically renews for successive one year terms unless we or Mr. Timon provide the other with at least 180 days prior written notice of nonrenewal. The agreement also provides for him to receive an annual base salary of $250,000, subject to annual review, and the following benefits: (i) the same fringe benefits that are generally made available to the Company’s executive officers, (ii) term life insurance of at least $1,000,000, (iii) supplemental long-term disability coverage, (iv) four weeks’ paid vacation per year, (v) a car allowance of $1,000 per month, and (vi) participation in each incentive compensation plan adopted by the Company. The agreement further provides for severance benefits upon Mr. Timon’s termination of employment by the Company without Cause (as defined in the agreement) or by Mr. Timon for Good Reason (as defined in the agreement). The severance benefits include: (i) salary continuation for a period of twelve months; provided, however, if the termination occurs within twelve months following a Change in Control (as defined in the Agreement), then the salary continuation period is twenty-four months, and (ii) continuation of Standard Benefits (as defined in the agreement) during the salary continuation period.
The terms of Mr. Arold’s employment are governed by an employment agreement dated September 2, 2013. Mr. Arold’s employment agreement provides for an initial term of three years, which term automatically renews for successive one year terms unless we or Mr. Arold provide the other with at least 180 days prior written notice of nonrenewal. The agreement also provides for him to receive an annual base salary of $235,000, subject to annual review, and the following benefits: (i) the same fringe benefits that are generally made available to the Company’s executive officers, (ii) term life insurance of at least $1,000,000, (iii) supplemental long-term disability coverage, (iv) four weeks’ paid vacation per year, (v) a car allowance of $1,000 per month, and (vi) participation in each incentive compensation plan adopted by the Company. The agreement further provides for severance benefits upon Mr. Arold’s termination of employment by the Company without Cause (as defined in the agreement) or by Mr. Arold for Good Reason (as defined in the agreement). The severance benefits include: (i) salary continuation for a period of twelve months; provided, however, if the termination occurs within twelve months following a Change in Control (as defined in the Agreement), then the salary continuation period is twenty-four months, and (ii) continuation of Standard Benefits (as defined in the agreement) during the salary continuation period.

Policy Regarding Deductibility of Compensation
Section 162(m) of the Internal Revenue Code generally disallows an income tax deduction to public companies for compensation over $1.0 million paid to the Chief Executive Officer and certain other “covered” employees defined in Section 162(m). Under Section 162(m), the Company may deduct compensation in excess of $1 million if it qualifies as “performance-based compensation,” as defined in Section 162(m). Equity awards granted under the Company’s 2011 Stock Incentive Plan are intended to qualify as performance-based compensation and be exempt from the Section 162(m) deductibility limit if they are approved by the Compensation Committee and granted in compliance with the requirements of Section 162(m). The Committee believes that in certain circumstances factors other than tax deductibility take precedence when determining the forms and levels of executive compensation most appropriate and in the best interests of the Company and its stockholders. Given the Company’s changing industry and business, as well as the competitive market for outstanding executives, the Compensation Committee believes that it is important for it to retain the flexibility to design compensation programs consistent with the Company’s overall executive compensation program, even if some executive compensation is not fully deductible by the Company. Accordingly, the Compensation Committee may from time to time approve elements of compensation for certain officers that are not fully deductible by the Company, and reserves the right to do so in the future when appropriate.

SUMMARY COMPENSATION TABLE FOR 2014
The following table sets forth information concerning the annual and long-term compensation for services rendered for the last two fiscal years for each of our named executive officers.

Name and Title	Year Ended December 31,	Salary	Stock Awards (1)	Option Awards (2)	Nonequity Incentive Plan Compensation	All Other Compensation (3)	Total
W. Brian Olson President and Chief Executive Officer and Director	2014 2013	$400,000 $425,000	$194,028 $78,050	$120,156 —	$160,000 $160,000	$27,167(4) $34,051	$901,351 $697,101
Bradley Timon Chief Financial Officer and Treasurer	2014 2013	$250,000 $222,308	$134,159 $41,813	$75,144 —	$50,000 $50,000	$28,332 (5) $18,650	$537,635 $332,771
Mark Arold Vice President Operations	2014 2013	$235,000 —	$134,159 —	$75,144 —	$37,600 —	$23,887 (6) —	$505,790 —

(1)	Amounts listed in this column represent the fair value of the stock award based on the fair market value of our common stock on the date of grant in accordance with ASC Topic 718.

(2)
Amounts listed in this column represent the fair value of the award estimated on the grant date using the Black-Scholes option-pricing formula. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2014, in Note 11 of the Notes to Consolidated Financial Statements.

(3)
In accordance with the rules of the SEC, the compensation described in this table does not include various perquisites and other benefits received by a named executive officer that are less than $10,000 in the aggregate.

(4)
All Other Compensation for Mr. Olson during the year ended December 31, 2014 consisted of auto allowance of $12,000, life and long term disability insurance premiums of $7,367 and 401(k) match of $7,800.

(5)
All Other Compensation for Mr. Timon during the year ended December 31, 2014 consisted of auto allowance of $12,000, life and long-term disability insurance premiums of $3,425, supplemental medical benefits of $2,907, use of company owned auto of $2,500 and 401(k) match of $7,500.

(6)
All Other Compensation for Mr. Arold during the year ended December 31, 2014 consisted of auto allowance of $12,000, life and long-term disability insurance premiums of $4,387 and 401(k) match of $7,050.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014
The following table sets forth the equity awards outstanding as of December 31, 2014 for each of our named executive officers:

	Option Awards (1)				Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested (2)
W. Brian Olson	868	—	$90.40	3/3/2015	73,984 (5)	$154,627
	586	—	$90.40	7/12/2015
	1,302	—	$90.40	8/22/2016
	1,875	—	$64.00	3/14/2018
	3,125	—	$47.20	8/2/2020
	5,000	5,000 (3)	$2.46	6/11/2022
	—	32,300 (4)	$4.37	5/29/2024
Bradley Timon	139	—	$90.40	3/5/2015	45,700 (6)	$95,513
	117	—	$90.40	7/12/2015
	781	—	$90.40	8/22/2016
	1,250	—	$64.00	3/14/2018
	1,875	—	$47.00	8/2/2020
	3,125	3,125 (3)	$2.46	6/11/2022
	—	20,200 (4)	$4.37	5/29/2024

Mark Arold	34	—	$90.40	3/3/2015	45,700 (6)	$95,513
	117	—	$90.40	7/12/2015
	625	—	$64.00	3/14/2018
	1,250	—	$47.20	8/2/2020
	3,125	3,125 (3)	$2.46	6/11/2022
	—	20,200 (4)	$4.37	5/29/2024

(1)
All option and stock awards were awarded under our 2002 Stock Incentive Plan prior to its termination on October 27, 2011 when our stockholders approved our 2011 Stock Incentive Plan. Options vest ratably over four years and restricted stock awards either vest ratably over three years or cliff vest on the third anniversary of the grant date. As of December 31, 2014, 455,850 awards had been granted under our 2002 and 2011 Stock Incentive Plans.

(2)	The amounts in this column represent the fair value of the restricted stock as of December 31, 2014 based on a closing price for a share of our common stock on that date of $2.09.

(3)	One-half of the unexercised portion of the option award will vest on each of June 11, 2015 and June 11, 2016.

(4)	The unexercised portion of the option award will vest ratably over the next four years beginning on May 29, 2015.

(5)	6,250 shares will vest on June 11, 2015, 23,334 shares will vest ratably on August 19, 2015 and August 19, 2016, and 44,400 shares will vest ratably over three years commencing on May 29, 2015.

(6)
2,500 shares will vest on June 11, 2015, 12,500 shares will vest ratably over two years on August 19, 2015 and August 19, 2016, and 30,700 shares will vest ratably over three years commencing on May 29, 2015.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information about shares of our common stock that may be issued upon exercise or vesting of options, warrants and other rights under all of our equity compensation plans as of December 31, 2014:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders	455,850	$8.60	202,300 (1)

Equity Compensation Plans Not Approved by Security Holders	0	0	0

Total	455,850	$8.60	202,300

(1)
Represents shares available for issuance under our 2011 Stock Incentive Plan as of December 31, 2014. The 2011 Stock Incentive Plan contains an evergreen provision pursuant to which the number of shares available for issuance under the 2011 Stock Incentive Plan is subject to an annual increase by an amount equal to the lesser of (x) 125,000 shares, (y) 3% of the number of shares outstanding as of January 1 of the applicable year, and (z) a lesser number of shares determined by our Board of Directors.

COMPENSATION OF DIRECTORS
Board Membership and Board Meeting Fees
Our non-employee directors are paid an annual fee of $21,000 for membership on our Board of Directors and our Chairman of the Board receives an additional annual fee of $25,000. During 2014, our non-employee directors also received an attendance fee of $1,500 for regularly scheduled quarterly meetings and an attendance fee ranging from $700 to $1,500 for special meetings, with the amount of the fee dependent on the length and nature of the special meeting. Non-employee directors are also reimbursed their reasonable travel-related expenses for meetings attended in person.
Committee Fees
Our non-employee directors receive a fee for serving on committees and attending committee meetings. The annual fees for the chairpersons of our Audit Committee, Compensation Committee and Nominating and Governance Committee are $14,000, $7,000 and $3,500, respectively; the non-chair members of our Audit Committee receive an annual fee of $3,500; and members of each committee also receive $700 for each committee meeting attended. If a non-employee director serves on more than one committee and attends multiple meetings of the same or different committees on the same day, the director receives a single fee for those meetings, or if the committee meeting is held on the same day as a Board meeting, the director receives only the applicable Board meeting fee.
Stock Awards
Non-employee directors are eligible to participate in our 2011 Stock Incentive Plan. Non-employee directors are entitled to receive a one-time grant of stock options exercisable for up to 2,500 shares of our common stock when first elected or appointed to serve on our Board of Directors, an annual grant of stock options exercisable for up to 2,500 shares of our common stock, unless waived, and an annual grant of 1,000 shares of restricted stock. Additional stock option grants and restricted stock grants to directors are at the discretion of management and our Board of Directors. The annual grant of stock awards is generally made on the same day as the annual meeting of stockholders.
On May 15, 2014, each of our non-employee directors received their annual grant of 2,500 stock options and 1,000 shares of restricted stock grant. The stock option award vests ratably over four years and the restricted stock award vests ratably over three years. On May 29, 2014, each of our non-employee directors received a discretionary grant of 5,000 shares of restricted stock, which vest ratably over three years.
Director Compensation for 2014
The table below sets forth the compensation earned by our non-employee directors for the year ended December 31, 2014:

Name	Fees Earned or Paid in Cash	Restricted Stock Awards(1)	Option Awards (2)	Total
Jonathan Lundy (3)	$67,100	$25,310	$7,375	$99,785
Paul E. Grutzner (4)	$59,600	$25,310	$7,375	$92,285
G. Scott Samuelsen (5)	$56,100	$25,310	$7,375	$88,785
Carl E. Sheffer (6)	$47,600	$25,310	$7,375	$80,285
Timothy A. McGaw (7)	$33,000	$25,310	$7,375	$65,685
Brian A. Runkel (8)	$20,146	—	—	$20,146

(1)
Amounts listed in this column represent the grant date fair value of the stock award determined on the August 19, 2013 grant date determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC Topic 718).

(2)
Amounts listed in this column represent the grant date fair value of the option awards estimated on the May 15, 2014 and May 29, 2014 grant dates using the Black-Scholes option-pricing formula. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2014, in Note 11 of the Notes to Consolidated Financial Statements.

(3)	At December 31, 2014, Mr. Lundy has 8,917 shares of unvested restricted stock and 7,437 outstanding stock options.

(4)	At December 31, 2014, Mr. Grutzner has 8,917 shares of unvested restricted stock and 7,885 outstanding stock options.

(5)	At December 31, 2014, Mr. Samuelsen has 8,917 shares of unvested restricted stock and 8,140 outstanding stock options.

(6)	At December 31, 2014, Mr. Sheffer has 8,917 shares of unvested restricted stock and 8,002 outstanding stock options.

(7)	At December 31, 2014, Mr. McGaw has 6,000 shares of unvested restricted stock and 5,000 outstanding stock options.

(8)	Mr. Runkel’s service on the Board terminated on May 15, 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of each class of our securities as of March 31, 2015. It shows shares beneficially owned by each of the following:

•	each person or group of affiliated persons known by us to beneficially own more than 5% of any class of our outstanding voting securities;

•	each of our directors and nominees for director;

•	each of our named executive officers; and

•	all current directors and executive officers as a group.
We have determined the beneficial ownership shown in this table in accordance with the rules of the SEC. Under those rules, if a person held options or warrants to purchase shares of our common stock that were currently exercisable or exercisable within 60 days of March 31, 2015, those shares are included only in that person’s reported holdings and in the calculation of their percentage ownership of our common stock. As a result, the beneficial ownership percentage of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on March 31, 2015. Except as otherwise provided herein, the percentage of beneficial ownership is based on 27,878,545 shares of common stock outstanding as of March 31, 2015. To our knowledge, each person named in the table has sole voting and investment power over the shares listed by that person’s name, except where we have shown otherwise in the footnotes or where community property laws affect ownership rights. Except where we show otherwise, the address of each person in this table is: c/o Quantum Fuel Systems Technologies Worldwide, Inc., 25242 Arctic Ocean Drive, Lake Forest, California 92630.

Name of Beneficial Owner	Shares	Percent of Class
Greater than 5% Stockholders:
Douglas Group (1):	7,298,575	20.81%
Kevin Douglas
Michelle Douglas
K&M Douglas Trust
James Douglas and Jean Douglas Irrevocable Descendants’ Trust
125 E. Sir Francis Drake Blvd. Larkspur, CA 94939
Capital Ventures International (2)	2,827,551	9.99%
The Harbour Trust Co. Ltd. Windward 1, Regatta Office Park P.O. Box 897 West Bay Road Grand Cayman KY1-1103 Cayman Islands
Heights Capital Management, Inc.(2)	2,827,551	9.99%
101 California Street, Suite 3250 San Francisco, CA 94111
Named Executive Officers and Directors:
W. Brian Olson (3)	192,647	*
Bradley Timon (4)	174,834	*
Mark Arold (5)	79,458	*
Jonathan Lundy (6)	62,039	*
G. Scott Samuelsen (7)	65,421	*
Carl E. Sheffer (8)	14,902	*
Paul E. Grutzner (9)	38,634	*
Timothy A. McGaw (10)	48,742	*
All current directors and executive officers as a group (11 persons) (13)	858,972	3.03%

*	Represents less than 1%.

(1)
Based solely on information reported in an amended Schedule 13D filed jointly by Kevin Douglas, Michelle Douglas, K&M Douglas Trust, and James Douglas & Jean Douglas Irrevocable Descendants’ Trust on January 18, 2014, with the SEC. As reported in such filing, Kevin Douglas and his wife, Michelle Douglas, have shared voting power with respect to 7,298,575 common shares. Kevin Douglas and his wife, Michelle Douglas, hold 1,678,979 shares issuable upon conversion of a convertible note convertible within 60 days and 1,240,451 shares issuable upon exercise of a warrant exercisable within 60 days, jointly as beneficiaries and co-trustees of the K&M Douglas Trust. In addition, Kevin Douglas and his wife, Michelle Douglas, are co-trustees of the James Douglas and Jean Douglas Irrevocable Descendants’ Trust which holds 2,518,468 shares issuable upon conversion of a convertible note convertible within 60 days and 1,860,677 shares issuable upon exercise of a warrant exercisable within 60 days.

(2)
Based solely on information reported in a Schedule 13G filed by Capital Ventures International and Heights Capital Management, Inc. on February 20, 2015, with the SEC. Includes 427,551 shares issuable upon the exercise of warrants, which are not exercisable to the extent that the total number of shares beneficially owned would exceed 9.99%. As reported in such filing, Heights Capital Management, Inc. is the investment manager of Capital Ventures International and as such may exercise voting and dispositive power over these shares. Each of Capital Ventures International and Heights Capital Management disclaims any beneficial ownership of such shares, except for their pecuniary interest therein.

(3)
Includes 73,984 shares of unvested restricted stock, 20,831 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days, 41,974 shares issuable upon conversion of a convertible promissory note, and 31,011 shares issuable upon exercise of a warrant.

(4)
Includes 45,700 shares of unvested restricted stock, 12,337 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days, 41,974 shares of common stock that are currently issuable upon conversion of a convertible promissory note and 31,011 shares that are currently issuable upon exercise of a warrant.

(5)
Includes 45,700 shares of unvested restricted stock, 10,201 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days, 10,493 shares of common stock that are currently issuable upon conversion of a convertible promissory note and 7,752 shares that are currently issuable upon exercise of a warrant.

(6)
Includes 8,917 shares of unvested restricted stock, 2,749 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days, 20,987 shares that are currently issuable upon conversion of a convertible promissory note, 15,505 shares that are currently issuable upon exercise of a warrant, and118 shares owned by Mr. Lundy's spouse.

(7)
Includes 8,917 shares of unvested restricted stock, 3,452 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days, 20,987 shares that are currently issuable upon conversion of a convertible promissory note, and 15,505 shares that are currently issuable upon exercise of a warrant.

(8)	Includes 8,917 shares of unvested restricted stock and 3,315 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days.

(9)	Includes 8,917 shares of unvested restricted stock and 3,197 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days.

(10)
Includes 6,000 shares of unvested restricted stock, 1,250 shares issuable upon exercise of outstanding options, 20,987 shares issuable upon conversion of a convertible promissory note and 15,505 shares that are currently issuable upon exercise of a warrant.

(11)
Includes 268,736 shares of unvested restricted stock, 82,113 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days, 199,376 shares issuable upon conversion of convertible promissory notes, 147,300 shares issuable upon exercise of warrants and 118 shares owned by Mr. Lundy's spouse.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors, executive officers and persons who own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on review of the copies of such reports furnished to us or advice that no filings were required, during the fiscal year ended December 31, 2014, all directors, executive officers, and greater than 10% beneficial owners complied with the Section 16(a) filing requirements, except that a Form 4 was filed late by Mr. McGaw on December 15, 2014 in connection with a purchase of securities in the open market on December 10, 2014 as a result of an administrative error.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company has not adopted formal written policies and procedures for the review and approval of transactions with related parties. However, pursuant to the Company’s Audit Committee Charter, all related party transactions must first be reviewed and approved by the Audit Committee unless such transaction was already approved by another independent body of the Board. In its review and approval process, the Audit Committee considers various factors including the nature and extent of the conflict of interest, the materiality of the transaction amount, and whether the terms are reasonable and representative of an arm’s length transaction with an unrelated third party.
We have entered into indemnification agreements with each of our directors and executive officers that provide the maximum indemnity available to directors and officers under Section 145 of the Delaware General Corporation Law and our charter, as well as certain additional procedural protections. We have also entered into employment and related agreements with certain of our executive officers, as described under “Executive Compensation-Employment Arrangements for Named Executive Officers” above.
On September 15, 2013, we entered into the Note and Warrant Purchase Agreement with certain accredited investors for the purchase and sale of the Convertible Notes in the aggregate principal amount of $11.0 million and Warrants to purchase up to 3,411,235 shares of the Company’s common stock. The Convertible Notes have a conversion price of $2.3824 per share and the Warrants have an exercise price of $2.30 per share. The Douglas Irrevocable Descendants’ Trust and K&M Douglas Trust (the “K&M Douglas Trust”) participated in the offering and purchased a Convertible Note in the principal amount of $6.0 million and $4.0 million, respectively, and received Warrants to purchase up to 1,860,677 shares and 1,240,251 shares, respectively. Kevin Douglas and his wife, Michelle Douglas, as beneficiaries and co-trustees of the K&M Douglas Trust are deemed to beneficially own the shares of common stock issuable upon conversion of the Convertible Note and exercise of the Warrant by the K&M Douglas Trust, and as co-trustees of the Douglas Irrevocable Descendants’ Trust are deemed to beneficially own the shares of common stock issuable upon conversion of the Convertible Note and exercise of the Warrant by the Douglas Irrevocable Descendants’ Trust. Pursuant to the terms of the Note and Warrant Purchase Agreement, Kevin Douglas has the right to appoint one member to our Board of Directors as long as he beneficially owns at least 5% of our issued and outstanding shares. On October 24, 2013, we appointed Timothy A. McGaw to serve on our Board of Directors at the request of Mr. Douglas. The Convertible Notes are secured by a second lien on substantially all of the Company’s operating assets (excluding the Company’s direct and indirect ownership interests in Schneider Power Inc. (“SPI”) and each of SPI’s wholly-owned subsidiaries and Fisker Automotive, Inc.) pursuant to the terms of a Subordinated Security Agreement between us and Kevin Douglas, as collateral agent for all the Convertible Note holders. The lien granted to the collateral agent on behalf of the Convertible Note holders is subordinate in all respects to the first lien position of Bridge Bank. The largest aggregate amount of principal outstanding under the Convertible Notes held by the Douglas Irrevocable Descendants’ Trust and the K&M Douglas Trust during 2013 and 2014, and as of March 31, 2015, was $6.0 million and $4.0 million, respectively. No principal or interest was paid during 2013 or 2014.

 REPORT OF THE AUDIT COMMITTEE
The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the report therein.
To the Board of Directors:
The Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2014.
The Committee has discussed with Haskell & White LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the standards of the Public Company Accounting Oversight Board ("PCAOB"), including PCAOB Auditing Standard No. 16, Communication with Audit Committees, as amended, SEC rules, and other professional standards.
The Committee has received and reviewed the written disclosures and the letter from Haskell & White LLP required by applicable requirements of the PCAOB regarding the auditor's communications with the Committee regarding independence, and has discussed with the auditors their independence.
Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.
The Committee has also considered whether the provision of services by Haskell & White LLP, other than services related to the audit of the financial statements referred to above and the review of interim financial statements included in the Company’s quarterly reports on Form 10-Q for the most recent fiscal year, is compatible with maintaining the independence of Haskell & White LLP.

The Audit Committee,
Paul E. Grutzner, Chair
Jonathan Lundy
Dr. G. Scott Samuelsen

PROPOSALS OF STOCKHOLDERS
Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. Proposals of stockholders intended to be presented at our next annual meeting of stockholders and included in the Company’s proxy materials must be received by our Corporate Secretary at the address shown at the top of page one of this Proxy Statement, no later than December 31, 2015. All such proposals must also comply with the requirements of Rule 14a-8 of the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals failing to comply with the procedures of Rule 14a-8 will be excluded.
Stockholders also have the right under the Company’s Bylaws to bring business from the floor of the 2016 annual meeting, other than through a stockholder proposal in accordance with SEC rules. To do so, stockholders must give timely notice of the proposal in proper written form to the Corporate Secretary and otherwise comply with the provisions in the Bylaws pertaining to stockholder proposals. Pursuant to our Bylaws, stockholders must submit such proposals in writing to our Corporate Secretary at the address shown at the top of page one of this Proxy Statement not later than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (February 21, 2016 and January 22, 2016, respectively, for the 2016 annual meeting); provided, however, that if the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from such anniversary date, notice by the stockholder to be timely must be received not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which notice of the annual meeting date is first publicly disclosed. A stockholder’s notice to our Corporate Secretary must set forth for each matter proposed to be brought before the annual meeting (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposed to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder as they appear on the corporation’s books, and of such beneficial owner, and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

OTHER INFORMATION
A copy of our Annual Report on Form 10-K and any amendments thereto for the fiscal year ended December 31, 2014, as filed with the SEC, will be provided to stockholders without charge upon written request to:
Quantum Fuel Systems Technologies Worldwide, Inc.
Attn: Corporate Secretary
25242 Arctic Ocean Drive
Lake Forest, CA 92630
(949) 399-4500 (phone)
(949) 399-4567 (fax)
OTHER BUSINESS
As of the date of this Proxy Statement, management knows of no other business that will be presented for action at the Annual Meeting. No matter currently is expected to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders, but if any other matters are properly brought before the Annual Meeting for action, it is intended that the persons named in the proxy and acting thereunder will vote in accordance with their discretion on such matters.

April 10, 2015                        By Order of the Board of Directors,

/s/ Kenneth R. Lombardo
Kenneth R. Lombardo
Corporate Secretary

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS ONLY VALID WHEN SIGNED AND DATED

DETACH AND RETURN THIS PORTION ONLY

QUANTUM FUEL SYSTEMS

The Board of Directors recommends you vote FOR the following:

	For	Withhold	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jonathan Lundy

02) Dr. G. Scott Samuelsen

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratification of appointment of independent auditors	☐	☐	☐
3. Advisory and non-binding vote on the compensation of our named executive officers	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Shareholder Letter are available at www.proxyvote.com.

QUANTUM FUEL SYSTEMS TECHNOLOGIES
WORLDWIDE, INC.
Annual Meeting of Stockholders
May 21, 2015 1:30 PM Pacific Time
This Proxy is Solicited by the Board of Directors

The stockholder hereby appoints W. Brian Olson and Kenneth R. Lombardo, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 1:30 PM Pacific Time on May 21, 2015, at the Company's offices located at 25242 Arctic Ocean Drive, Lake Forest, CA 92630, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side